Exhibit 10.8

GN RESOUND SALES AGREEMENT

This GN ReSound Sales Agreement (this "Agreement") dated April 2, 2013 (the "Effective Date"), by and between GN Hearing Care Corporation, a California corporation, doing business as GN ReSound ("GN ReSound"), and Intela-Hear, LLC ("Company"), with respect to the following:

A. GN ReSound manufactures and distributes a number of different models of hearing instruments, including private label hearing aids, which are set forth on the current product and price list (the "Price List") attached hereto as Exhibit A (the "GN ReSound Products").

B. Company is in the business of distributing and/or selling private label hearing instruments.

C. On or about the Effective Date, GN ReSound and Moore Family Hearing Company, Inc., a Delaware corporation ("MFHC"), are entering into a GN ReSound Sales Agreement (the "MFHC Agreement").

D. The parties desire to enter into this Agreement pursuant to which Company may purchase hearing instruments from GN ReSound for resale.

Therefore, the parties agree as follows:

1. COMPANY ORDERS.

1.1 Ordering. During the term of this Agreement, GN ReSound will sell and Company will buy, those GN ReSound Products that Company orders from time to time and which GN ReSound accepts. Orders will be on forms provided by GN ReSound and orders for custom products will include patient impressions.

1.2 Price List. The list price for GN ReSound Products is set forth on the Price List attached hereto as Exhibit A. Also set forth on the Price list is the discount to which Company is entitled. Company shall pay the discounted price for each GN ReSound Product as set forth on the Price List. GN ReSound can modify the Price List for any reason, in its sole discretion, upon prior notice in writing, including changing the prices, adding new GN ReSound Products and removing discontinued GN ReSound Products; provided that (i) GN shall not during the initial term of this Agreement modify the discounts set forth in Exhibit A and (ii) GN will not charge prices higher than it provides generally for similar customers.

1.3. Limitations on Sale. Subject to Exhibit C of this Agreement or unless Company receives the prior written approval of GN ReSound, Company may only resell GN ReSound Products that it purchases hereunder to its retail customers (i.e., the end user of the particular GN ReSound Product). Violation of the provisions of this Section 1.3 shall be considered a material breach of this Agreement.

1.4 Terms and Conditions. The terms and conditions of the GN ReSound Policies, attached to this Agreement as Exhibit B (the "GN ReSound Policies") are incorporated into this Agreement by this reference. If there is a conflict between the provisions of the GN ReSound Policies and the provisions of this Agreement, the provisions of this Agreement shall govern. Notwithstanding the GN ReSound Policies, Company's payment terms shall be net 60 days.

2. LIMITED WARRANTY.

2.1 Limited Warranty. GN ReSound grants a comprehensive warranty for each GN ReSound Product as set forth under the section "Comprehensive Warranty" in the applicable Operating Instructions Booklet for each GN ReSound Product. All of the terms and conditions of such Comprehensive Warranty are incorporated herein by reference, including, but not limited to, any disclaimer of implied warranties and any provisions relating to remedies. GN ReSound may modify the Comprehensive Warranty upon at least sixty (60) days prior notice in writing. GN RESOUND MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER, OTHER THAN THOSE SET FORTH IN THE APPLICABLE OPERATING INSTRUCTIONS BOOKLET FOR EACH GN RESOUND PRODUCT. If there is a conflict between the warranty terms contained in the GN Resound Policies that are attached as Exhibit B and the warranty terms contained in the Operating Instructions Booklet, the warranty provisions contained in the Operating Instructions Booklet shall govern.

3. TERM OF AGREEMENT AND TERMINATION.

3.1 Term. The initial term of this Agreement shall commence on the Effective Date and continue until March 31, 2023, and shall thereafter, unless terminated in accordance with Section 3.2 below, automatically renew for successive periods of three years each unless either party notifies the other party in writing of its intent not to renew this Agreement at least sixty (60) days before the end of the initial term or any subsequent renewal term. For the purposes of this Agreement, "term" shall include the initial term and any additional renewal periods.

3.2 Termination. Either party can terminate this Agreement by giving the other party written notice (i) if the other party breaches a material provision of this Agreement and does not cure that breach within fifteen (15) days after receiving the written notice (such written notice shall specify in reasonable detail the alleged breach), (ii) if the other party is insolvent or fails generally to pay its debts and obligations as they become due; or by mutual agreement of the parties.

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4. **MISCELLANEOUS.**

4.1 Governing Law. This Agreement is governed by the laws of the State of California, without regard to or application of its conflict of law provisions.

4.2 Amendments and Assignment. Amendments to this Agreement are effective only if in writing and signed by the parties. Company may not assign any rights under this Agreement without GN ReSound's prior consent in writing, which consent may be withheld for any reason. Any assignment of this Agreement by Company or Change of Control of Company without GN ReSound's prior written consent shall constitute a material breach of this Agreement. For purposes of this Agreement, "Change of Control" means (a) such time as Mark Moore, and/or Kim Moore, and/or Matt Moore cease, by virtue of the consummation of any purchase, merger or other combination, to hold a majority of the issued and outstanding securities of Company, (b) such time as Mark and Kimberly Moore cease, by virtue of the consummation of any purchase, merger or other combination, to hold a majority of the issued and outstanding securities of Company, or (c) a sale or transfer by the Company, directly or indirectly, of substantially all of its assets. The rights and liabilities of the parties under this Agreement bind and inure to the benefit of the parties and their respective successors and permitted assigns.

4.3 Severability. If a court finds any part of this Agreement to be unenforceable, that part will be enforced to the extent permissible so as to carry out the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

4.4 Notices. All notices under this Agreement will be in writing and delivered by courier or overnight delivery service, or by certified mail, sent to the addresses set forth below the signatures of the parties or to such other address of which a party has given the other party notice, and will be deemed delivered upon receipt, or three (3) days after it is sent, whichever occurs first.

4.5 Relationship of Parties. The parties to this Agreement are independent contractors, and nothing in this Agreement is intended to create any relationship of partnership, joint venture, employment, franchise, or agency between the parties.

4.6 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but which together will constitute one instrument.

4.7 Entire Agreement. This Agreement, including all exhibits and the Comprehensive Warranty provisions of the Operating Instructions Booklets for each of GN ReSound Products, constitutes the entire agreement between the parties, and supersedes and replaces all prior and contemporaneous agreements, understandings and communications between the parties relating to the subject matter hereof, whether oral or written, including, without limitation, the Existing Agreements. Notwithstanding the foregoing, all amounts outstanding under the Existing Agreements as of the Effective Date shall remain outstanding and collectable and all rights and obligations of the parties relating to period prior to the Effective Date shall remain outstanding and enforceable.

4.8 Force Majeure. Neither party shall be subject to any liability for delay or failure to perform hereunder, in whole or in part, by reason of contingencies beyond its reasonable control; provided, however, that such party shall, as promptly as reasonably possible under the circumstances, give written or verbal notice to the other party whenever such a contingency appears likely to occur or has occurred and shall use all reasonable efforts to overcome the effects of the contingency as promptly as possible.

4.9 Currency. All prices and payments will be in United States dollars.

ADDITIONAL TERMS AND CONDITIONS.

5.1 Additional Terms and Conditions. Additional terms and conditions have been mutually agreed and attached hereto as Exhibit C which is, for all purposes, incorporated herein by reference. If there is a conflict between the provisions of the body of this Agreement and the provisions of Exhibit C, the provisions of Exhibit C shall govern.

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The parties have executed this Agreement as of Effective Date.

GN RESOUND:

GN HEARING CARE CORPORATION, a California corporation, doing business as GN ReSound

By: ______________________

Name: Richard Swanson

Title: COO and Vice President

Address: 8001 Bloomington Freeway
Bloomington, Minnesota 55420-1036
Attention: General Counsel

COMPANY:

INTELA-HEAR, LLC

By: ______________________

Name: Matthew Moore

Title: President

Address: 2281 Lava Ridge Court
Suite 130
Roseville, California 95661

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The parties have executed this Agreement as of Effective Date.

GN RESOUND:

GN HEARING CARE CORPORATION, a California corporation, doing business as GN ReSound

By: ______________________________

Name: Richard Swanson

Title: COO and Vice President

Address: 8001 Bloomington Freeway
Bloomington, Minnesota 55420-1036
Attention: General Counsel

COMPANY:

INTELA-HEAR, LLC

By: *Matthew Moore* (signature)

Name: Matthew Moore

Title: President

Address: 2281 Lava Ridge Court
Suite 130
Roseville, California 95661

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CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[****]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXECUTION VERSION

CONFIDENTIAL

Exhibit A

[****]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[****]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit “C”

Additional Terms and Conditions

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the body of this Agreement.

1. [****]

2. Private Label Network. During such period as GN ReSound maintains private label programs for its large resellers, GN ReSound will permit Network Members (defined below) to purchase private label products made available to Company hereunder in accordance with the term of this Agreement and extend payment terms to and collect payment from said network members in accordance with GN ReSound’s regular business practices. [****]. [****]. For each product purchased by a Network Member, GN Resound will pay Company a rebate equal to the amount by which the applicable Member Price actually collected by GN ReSound for such product sale exceeds the price payable by Company for such product hereunder. [****].

3. Notwithstanding the restrictions set forth in Section 1.3 of the Agreement, and during such period as GN ReSound maintains private label programs for its large resellers, Company may resell private label products, manufactured by GN ReSound specifically for Company and purchased by Company from GN ReSound, to other hearing aid dispensing retail or independent distribution entities listed on Exhibit D from time to time (“Network Members”) which contract with Company to supply its private label products (purchased from GN ReSound). The Company may modify Exhibit D by providing thirty days written notice to GN ReSound to remove entities from the list of Network Member (in Company’s sole discretion) or to add new Network Members, subject to the approval of GN ReSound; and said approval will not be unreasonably withheld or delayed; provided that said approval shall not violate any federal anti-trust laws. Notwithstanding the foregoing, Company may not add MFHC as a Network Member and shall not resell its products to MFHC.

4. GN ReSound warrants that it is not currently considering termination of its private label program.